SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (D) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): August 9, 2001


Exact  name  of  Registrant  as  specified  in  its charter:     Central Parking
Corporation

State  or  other  jurisdiction  of  incorporation:     Tennessee

Commission  File  Number:     001-13950

IRS  Employer  Identification  Number:     62-1052916

Address  of  principal  executive  offices:     2401  21st  Avenue  South
     Suite  200
     Nashville,  TN  37212

Registrant's  telephone  number,  including  area  code:     (615)  297-4255

Former  name  or  former  address,  if  changed  since
 last  report:     Not  applicable

ITEM  5.     OTHER  EVENTS

On August 9, 2001, the Registrant operating results for the third fiscal quarter 2001.

ITEM  7.     FINANCIAL  STATEMENTS  AND  EXHIBITS
     (c)  EXHIBITS
     Exhibit  No.  99.1     Text  of  press  release  dated  August  9,  2001

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

               Central  Parking  Corporation

               /s/  Hiram  A.Cox
               -----------------

Date:  August  13,  2001     By:  Hiram  A.  Cox
     Chief  Financial  Officer

EXHIBIT  99.1
-------------

FOR  IMMEDIATE  RELEASE
-----------------------


Investor Contact:  William J. Vareschi, Jr.  or   Hiram A. Cox
                   Vice Chairman and              Senior Vice President and
                    Chief Executive Officer        Chief Financial Officer
                   (615) 297-4255                 (615) 297-4255
                   bvareschi@parking.com          hcox@parking.com
                   ------------------------       -------------------------

Media Contact:     Richard Jonardi
                   Communications Manager
                   (615) 297-4255
                   rjonardi@parking.com
                   ------------------------



CENTRAL  PARKING  CORPORATION  REPORTS  THIRD  QUARTER  EARNINGS

NASHVILLE, TENN. (AUG. 9, 2001) -- Central Parking Corporation (NYSE: CPC) today announced earnings for the third fiscal quarter ended June 30, 2001 that were directly in line with the guidance offered by the Company last month. Earnings before property-related activities totaled $8.6 million, or $0.24 per diluted share, compared with $12.5 million, or $0.34 per diluted share, in the year-earlier period excluding property-related activities and merger and integration-related expenses.

     Net earnings for the three months ended June 30, 2001 totaled $6.7 million, or $0.19 per diluted share. Net earnings for the year-earlier period totaled $14.8 million, or $0.40 per diluted share. Revenues for the third quarter of 2001 were $179.1 million versus $186.4 million in the year-earlier period.

     Earnings for the nine months ended June 30, 2001 totaled $27.0 million, or $0.75 per diluted share, before a change in accounting principle and property-related activities, compared with $33.4 million, or $0.91 per diluted share in the year-earlier period, excluding merger and integration-related expenses, property-related activities and extraordinary items. Net earnings for the nine months ended June 30, 2001 totaled $25.1 million, or $0.70 per diluted share, before a change in accounting principle, versus $30.6 million, or $0.83 per diluted share, before an extraordinary item, in the year-earlier period. Revenues for the first nine months of fiscal 2001 totaled $530.7 million versus $554.4 million in the year-earlier period.

     William J. Vareschi, Jr., Vice Chairman and Chief Executive Officer, said "Although we have the advantage of a generally stable business base, our revenue related to discretionary activities such as parking for entertainment has been impacted by the general economic slowdown. Our cost-reduction programs are producing their targeted savings, and we are very encouraged by the trend that is emerging from our marketing efforts to secure new business. The ratio of new/lost business was positive for the third quarter, and we are on track for a positive ratio in the final quarter of fiscal 2001. Assuming economic conditions do not become more challenging, we continue to estimate that earnings per diluted share for the full year, before property-related activities and extraordinary items, will likely be in the range of $0.93 to $0.98."

     Vareschi added, "We have continued to have the advantage this year of significant cash flow in excess of our normal operational needs. This allowed us to effect a $26.4 million reduction in our total outstanding debt including a $21.4 million reduction in borrowings under our credit facility through the first nine months. The Company's strong financial resources provide us with considerable flexibility in acquisitions such as the USA Parking Systems agreement, which we announced earlier this week."

     Central Parking Corporation, headquartered in Nashville, Tennessee, is a leading provider of parking and transportation management services. The Company operates approximately 4,100 parking facilities containing approximately 1.5 million spaces at locations in 40 states, the District of Columbia, Canada, Puerto Rico, the United Kingdom, the Republic of Ireland, Chile, Germany, Mexico, Poland, Spain, Venezuela and Greece.

     This press release contains projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These projections and statements reflect the Company's current views with respect to future events and financial performance. No assurance can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors. A discussion of these factors is included in the Company's periodic reports filed with the Securities and Exchange Commission.

                           CENTRAL PARKING CORPORATION
                           ---------------------------
                              FINANCIAL HIGHLIGHTS
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                      Third  Quarter  Ended
                                                   -----------------------------

                                                   June 30,             June 30,
                                                   2001(a)                2000
                                                  ---------            ---------
Total revenues                                    $179,145             $186,366
Total cost and expenses                            160,078              161,644
Property-related activities                         (3,058)                (918)
                                                  ---------            ---------
Operating earnings                                  16,009               23,804
Other income (expense), net                           (909)               4,287
Interest (expense), net                             (3,356)              (4,990)
Income taxes                                        (5,007)              (8,320)
                                                  ---------            ---------
Earnings before extraordinary item
   and change in accounting principle             $  6,737             $ 14,781
                                                  =========            =========



Earnings before extraordinary item
   and change in accounting principle per share
Basic                                              $  0.19             $  0.41
Diluted                                            $  0.19             $  0.40

Weighted average common shares:
Basic                                               35,740              36,260
Diluted                                             35,900              36,774

Pro forma earnings per share
Basic                                              $  0.24             $  0.34
Diluted                                            $  0.24             $  0.34

------

                           CENTRAL PARKING CORPORATION
                           ---------------------------
                              FINANCIAL HIGHLIGHTS
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                         Nine Months Ended
                                                  -------------------------------
                                                   June 30,              June 30,
                                                   2001(a)               2000(b)
                                                 ---------             ---------
Total revenues                                    $530,744              $554,350
Total cost and expenses                            470,461               483,755
Merger/integration                                       0               (10,609)
Property-related activities                         (2,577)                2,171
                                                  ---------             ---------
Operating earnings                                  57,706                62,157
Other income (expense), net                         (2,674)                2,082
Interest (expense), net                            (12,168)              (14,754)
Income taxes                                       (17,711)              (18,878)
                                                  ---------             ---------
Earnings before extraordinary item
   and change in accounting principle             $ 25,153              $ 30,607
                                                  =========             =========



Earnings before extraordinary item
   and change in accounting principle per share
Basic                                             $  0.70                 $  0.84
Diluted                                           $  0.70                 $  0.83

Weighted average common shares:
Basic                                              35,818                  36,418
Diluted                                            36,046                  36,923

Pro forma earnings per share
Basic                                             $  0.75                 $  0.92
Diluted                                           $  0.75                 $  0.91


(a) Pro forma earnings per share exclude net gains (losses) on property-related activities. Results for the nine months ended June 30, 2001 exclude a change in accounting principle loss of $258,000 after taxes.

(b) Pro forma earnings per share exclude merger and integrations costs related to the merger in March 1999 of Allright Holdings, Inc., and net gains from property-related activities. Results for nine months ended June 30, 2000 exclude an extraordinary loss of $195,000 after taxes.

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